EXHIBIT 23.2

Consent of Kabani & Company


    CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-8 of Datalogic International, Inc. of our report dated April 13, 2005 on our audit of the consolidated financial statements of Datalogic International, Inc. as of December 31, 2004, and the results of its operations and cash flows for each of the years in the two year period ended December 31, 2004.

                                   /S/ Kabani & Company, Inc.
                                   -----------------------------
                                   Kabani & Company, Inc.
                                   Fountain Valley, California

                                   June 23, 2005